EXHIBIT 10.4

REENTRY AGREEMENT

This Agreement is by and among ABF Freight System, Inc. (“Employer”), Teamsters Locals 170, 191, 251, 340, 404, 443, 493, 597, 633, 653, 671 and 677 affiliated with the International Brotherhood of Teamsters (“Unions”), in their capacity as the collective bargaining representatives for Employer’s employees represented by the Union (“Employees”) and the Trustees of the New England Teamsters and Trucking Industry Pension Fund (the “Pension Fund”).

WHEREAS, the Employer, the Pension Fund and the Unions have entered into an agreement with a retroactive effective date of September 30, 2011, pursuant to which the Employer permanently ceased to have any obligation to contribute under the Fund as of 11:59 PM on September 30, 2011 and, as a result, at that time withdrew from the Pension Fund in a complete withdrawal within the meaning of ERISA §4203 (the “Withdrawal Agreement”); and

WHEREAS, the Pension Fund and the Employer agree, as a compromise of their respective positions, that as of 11:59 PM on September 30, 2011 the Employer’s withdrawal liability is $47,671,111 and shall consist of a lump sum payment of $15,130,796 representing, as of        August 1, 2018, eighty three (83) months of retroactive withdrawal liability payments, including interest, and two hundred and seventy seven (277) monthly payments of $132,420 each month, commencing on September 1, 2018, and has notified the Employer of its withdrawal liability and schedule for liability payments, and has made a demand for payment in accordance with the schedule, as required under ERISA §4219(B)(1); and

WHEREAS, the Pension Fund, in order to encourage new employers to participate in the Pension Fund, has obtained approval from the Pension Benefit Guaranty Corporation (“PBGC”) of an amendment to Article XV of the Plan establishing an alternative method for allocating the Pension Fund’s unfunded vested benefits under ERISA §4211(c)(5) and 29 CFR Part 4211; and

WHEREAS, the Pension Fund desires the Employer, pursuant to the PBGC-approved amendment, to reenter the Pension Fund as a “New Employer” in the so-called “Alternative Plan” under that amendment, and the Employer is willing to reenter the Pension Fund as a New Employer under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.The Pension Fund agrees that, as of 11:59 PM on September 30, 2011 the Employer will have completely withdrawn from the Pension Fund within the meaning of ERISA §4203, and in the event that it reenters the Pension Fund in accordance with the terms of this Agreement and is once again obligated to make contributions to the Pension Fund, the Employer will be a “New Employer,” as that term is defined in Article XV of the Plan, for all purposes of the Pension Fund and will not be an Existing Employer under Article XV for any purpose.

2.The Employer shall enter into a collective bargaining agreement with the Unions containing provisions obligating the Employer to reenter the Pension Fund as a New Employer with respect to the Employer’s employees, but only pursuant to the terms and conditions of this Agreement.    The Employer, Pension Fund and the Unions agree that the effective date of this Agreement, and the Employer’s reentry into the so-called Alternative Plan as a New Employer is at 12:00 a.m. on August 1, 2018.

3.Upon the Employer’s reentry into the Pension Fund as a New Employer, all payments made by the Employer with respect to its withdrawal from the Pension Fund as of 11:59 PM on September 30, 2011 shall be considered withdrawal liability payments and shall not be considered contributions (or part of the Employer’s contribution rate or contribution base units) for any purpose (including, without limitation, ERISA §4219).

4.Upon Employer’s reentry into the Pension Fund as a New Employer effective on        August 1, 2018,  it shall make an hourly contribution of no more than $7.50 to the Pension Fund with respect to its Employees (based on its agreement with the Unions).  This $7.50 per hour contribution rate will be capped at $7.50 for not fewer than ten (10) years from August 1, 2018,  i.e. through and including August 1, 2028.    The Pension Fund confirms that the Employer has made all required contributions to the Pension Fund for all hours worked by its Employees through September 30, 2011.

5.Employer’s Employees who were participating in the Pension Fund as of July 31, 2018 and who earned pension credit and vesting service with the Pension Fund while Employer was participating in the Pension Fund prior to July 31, 2018, shall retain such pension credit and vesting service; and such Employees shall continue to be entitled to the same schedule of benefits (including all adjustable benefits) that were in effect under the Pension Fund’s Preferred Schedule as of July 31, 2018 for which they already are or subsequently become eligible.

6.The Pension Fund also agrees that any withdrawal liability assessed against the Employer after its reentry into the Pension Fund as a New Employer shall be computed by the Direct Attribution Method under ERISA §4211(c)(4), based solely on the Employer’s participation in the Pension Fund as a New Employer in the so-called Alternative Plan and treating the New Employer Pool described in Article XV of the Plan as a separate multiemployer plan for purposes of determining withdrawal liability. The Employer’s vested liability shall be only that directly attributable to the benefits accrued by the Employer’s Employees while it is participating in the Pension Fund as a New Employer and its proportional share of any unfunded vested benefits under the New Employer Pool that are not attributable to service with any other New Employer who is obligated to contribute under the Pension Fund (as determined under ERISA §4211(c)(4)(A)(ii)).  Any unfunded vested benefits attributable to service with the Employer shall be determined based on the Employer’s contributions, plus allocable investment earnings, less allocable fees and benefit payments, attributable to the Employer’s participation in the Pension Fund as a New Employer.

Under no circumstances shall the Employer be liable for any unfunded vested liabilities attributable to any Existing Employer.

7.The Pension Fund represents that the material actuarial assumptions and methods (including, but not limited to, interest rate, mortality and attrition assumptions) used by the Pension Fund for determining withdrawal liability of the Employer as a New Employer as of August 1, 2018 and thereafter shall be reasonable, in accordance with law and based upon the actuarial assumptions and methods established by the Trustees and the Pension Fund’s actuarial consultants for New Employers.

8.The Pension Fund represents that, based upon the actuarial assumptions and methods established by the Trustees for New Employers, the Employer’s contributions as a New Employer are projected to fully fund the benefits accrued by the Employer’s employees while the Employer is participating in the Pension Fund as a New Employer and the contributions of each New Employer other than the Employer are similarly projected to fully fund the benefits accrued by the employees of such other New Employers.  As a result, the Employer will not be assessed any withdrawal liability (other than what it already has been assessed as described in Paragraph 4 of the companion Withdrawal Agreement) except that in the event the Employer or the Employer’s successors, assigns or purchasers of Employer’s assets under ERISA §4204 (“Successor Employer”), if any, withdraws from the so-called Alternative Plan as a New Employer for reasons other than those contained in Paragraph 9 herein.  In that event, the Pension Plan and the Employer agree that the remaining monthly payments under Paragraph 4 of the companion Withdrawal Agreement that have yet to be paid at the time of withdrawal from the so-called Alternative Plan shall be increased on a monthly basis in an amount, commencing on the first day of the first monthly payment date following the withdrawal from the so-called Alternative Plan by the Employer (or by the Employer’s successors, assigns or purchasers of Employer’s assets under ERISA §4204, if any) in order to make certain that entire amount of withdrawal liability of $89,470,080 is fully paid within two hundred and forty (240) months from September 30, 2011.

In no event will the amount of (i) the monthly payments paid under Paragraph 4 of the companion Withdrawal Agreement, plus (ii) the monthly payments due under Paragraph 7 of the companion Withdrawal Agreement be less than or exceed $89,470,080, which is the amount that would have been payable by the Employer under ERISA §§4203 and 4219, based on a complete withdrawal utilizing the actuarial assumptions and methods (including but not limited to interest rate, mortality and attrition assumptions) used by the Pension Fund for determining withdrawal liability as of July 31, 2018.  Notwithstanding the foregoing, if the Employer effects a partial withdrawal (other than within the meaning of ERISA §4205(a)(1) from the so-called Alternative Plan as a New Employer, the Employer is not subject to any increased payments under this Paragraph 8.

In the event the Employer elects to lump sum its withdrawal liability as set forth in Paragraph 4 of the companion Withdrawal Agreement and, subsequent thereto, the Employer or Employer’s Successor Employer, if any, completely withdraws or completely ceases its participation in the Pension Fund, for any reason other than those reasons contained in Paragraph 9 of this Reentry Agreement within the period of ten (10) years from the initial payment of the lump sum (the “Closing Lump Sum”),  the Pension Fund and the Employer agree that the Employer or Successor Employer, if any, shall pay, in a lump sum payment, the difference between the sum of (i) the Closing Lump Sum, (ii) any monthly payments or other pre-payments made prior to the payment of the Potential Future Lump Sum, and (iii) the Potential Future Lump Sum amount previously paid to the Fund and $47,671,111 (“Remaining Obligation”) within sixty (60) days of the complete withdrawal to the Pension Fund.  In the event the Employer’s Successor Employer, if any, fail or refuse to remit the lump sum for the Remaining Obligation within sixty (60) days of written demand by the Pension Fund, the Employer shall be responsible for said payment.

In the event the Employer elects to pay in a lump sum the withdrawal liability as set forth in Paragraph 4 (Potential Future Lump Sum) and, subsequent thereto, the Employer or Employer’s Successor Employer, if any, completely withdraws or completely ceases its participation in the Pension Fund, (a) at any time, for any reason contained in Paragraph 9 of the companion Reentry Agreement entered into by the Parties effective on August 1, 2018, or (b) at any time after the period of ten (10) years from the payment of the Closing Lump Sum, the Pension Fund and the Employer agree that no additional monies shall be due the Fund from either the Employer or the Employer’s Successor Employer, if any.

The Pension Fund also represents that the Employer or the Employer’s Successor Employer, if any, shall not be required to pay any increase in the contribution rate set forth in Paragraph 4 hereof in order to maintain the benefits accrued by the Employees of the Employer or the Employer’s Successor Employer, if any, as described in Paragraph 5 hereof.  In the event the contributions by the Employer or the Employer’s Successor Employer, if any, as a New Employer are subsequently projected not to fully fund the benefits accrued by the Employees and the unfunded vested benefits of employees of withdrawn New Employers that are allocated to the Employer or the Employer’s Successor Employer, if any, while the Employer or the Employer’s Successor Employer, if any, is participating in the Pension Fund as a New Employer, based upon the actuarial assumptions and methods established by the Trustees for New Employers, the Pension Fund agrees, unless the Union and the Employer or the Employer’s Successor Employer, if any, agree to amend their collective bargaining agreement to provide for a sufficient increase in contributions, that it will reduce the Employees’ prospective monthly benefit accruals as necessary to ensure that, based upon the actuarial assumptions and methods established by the Trustees for New Employers, the contributions of the Employer or the Employer’s Successor Employer, if any, as a New Employer, without any increase, will be projected once again to fully fund such benefits and unfunded vested benefits of employees of withdrawn New Employers allocated to the Employer or the Employer’s Successor Employer, if any, as soon as it is reasonable to do so. The Pension Fund also agrees to update its projections on an annual basis.

9.The Pension Fund agrees that, after the Employer’s reentry into the Pension Fund as a New Employer, the Pension Fund will give the Employer or the Employer’s Successor Employer, if any, prompt notice of the occurrence of any event described in this Paragraph

9 and upon the occurrence of any such event, Employer or the Employer’s Successor Employer, if any, may withdraw from the Pension Fund without being subject to the increase in withdrawal liability payment amounts set forth in Paragraph 8 hereof or Paragraph 7 of the companion Withdrawal Agreement

The events as to which the Pension Fund is obligated to give notice to the Employer or the Employer’s Successor Employer, if any, and provide the Employer or the Employer’s Successor Employer, if any, the right to withdraw are as follows:

(a)	A surcharge is imposed on the Employer or the Employer’s Successor Employer, if any, in accordance with §432(e)(7) of the Internal Revenue Code;

(b)	The Pension Fund is in reorganization;

(c)

The Pension Fund (by updating or amending its Rehabilitation Plan or otherwise) requires the Employer or the Employer’s Successor Employer, if any, as a New Employer, to increase its contributions, pay surcharges or otherwise incur any additional financial obligations other than those set forth in this Agreement;

(d)

Withdrawal liability is created for Employer or the Employer’s Successor Employer, if any, in the so-called Alternative Plan due to an amendment by the Pension Fund of Article XV or any other provision of the Rules and Regulations or its regulations;

(e)

Withdrawal liability is created for Employer or the Employer’s Successor Employer, if any, in the so-called Alternative Plan due to an amendment, enactment or promulgation of ERISA, the Pension Protection Act of 2006, the Multiemployer Pension Reform Act of 2014, the Internal Revenue Code or any other law or regulation;

(f)	All Existing Employers (as defined in Section 15.01 of the Pension Fund’s Rules and Regulations) cease to be obligated to contribute to the Pension Fund;

(g)

Actions by members of a bargaining unit, including but not limited to the actions described in Section 2.09(b)(ii) of the Fund’s Rules and Regulations, that result in a withdrawal from the Pension Fund by the Employer or the Employer’s Successor Employer, if any; provided, however, that Employer or the Employer’s Successor Employer, if any, has not solicited the Union or any such members to change pension plans, either by proposing such change during future negotiations or by encouraging its employees to advocate withdrawal from participation in the Pension Fund.

Any withdrawal permitted under this Paragraph 9 shall be deemed to have occurred as of the day before the occurrence of the event that gives the Employer or the Employer’s Successor Employer, if any, the right to withdraw or as of the day before the Employer or the Employer’s Successor Employer, if any, incurs any additional liability or obligations as a result of the event, whichever is earlier.

10.The Pension Fund agrees that in the event Employer engages in a transaction pursuant to ERISA § 4204, any bonds, escrows, or letters of credit required to comply with ERISA     §4204 will be based solely on Employer’s contributions and potential withdrawal liability with respect to the New Employer Pool described in Article XV of the Plan.

11. Each party represents and warrants that this Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of the party enforceable in accordance with its terms.  This Agreement may be executed in counterparts, and each such duly executed counterpart shall be of the same validity, force and effect as the original. Signature pages may be transmitted by facsimile or by electronic mail of a PDF document created from the originally signed document.

IN WITNESS WHEREOF, the parties have caused their hands and seals to be set as of the dates written below.

ABF FREIGHT SYSTEM, INC.

By:
Date		Tim Thorne, President

TEAMSTERS LOCAL 170

By:
Date		Shannon R. George, Secy/Treas. and
Principal Officer

TEAMSTERS LOCAL 191

By:
Date		Edward Rooney, President and Principal
Officer

TEAMSTERS LOCAL 251

By:
Date		Matt Taibi, Secy/Treas. and Principal
Officer

TEAMSTERS LOCAL 340

By:
Date		Brett Miller, President and Principal
Officer

TEAMSTERS LOCAL 404

By:
Date		Frank Rossi, President and Principal
Officer

TEAMSTERS LOCAL 443

By:
Date		Salvatore Abate, Secy/Treas. and Principal
Officer

TEAMSTERS LOCAL 493

By:
Date		Thomas Schlink, Secy/Treas. and Principal
Officer

TEAMSTERS LOCAL 597

By:
Date		Tony St. Hilaire, Secy/Treas. and Principal
Officer

TEAMSTERS LOCAL 633

By:
Date		Jeffrey Padellaro, Secy/Treas. and Principal
Officer

TEAMSTERS LOCAL 653

By:
Date		Brian McElhinney, Secy/Treas. and
Principal Officer

TEAMSTERS LOCAL 671

By:
Date		David Lucas, Secy/Treas. and Principal
Officer

TEAMSTERS LOCAL 677

By:
Date		John Capobianco, Secy/Treas. and Principal
Officer

TRUSTEES OF THE NEW ENGLAND
TEAMSTERS & TRUCKING INDUSTRY
PENSION FUND

By:
Date		Sean M. O’Brien, Co-Chairman
Union Trustees

By:
Date		Frank Keller, Co-Chairman
Employer Trustees